Exhibit 99.1

NeuroOne Medical Technologies Corporation Appoints Ronald McClurg,
Experienced Financial Industry Executive, as Chief Financial Officer

Eden Prairie, MN – January 7, 2021– NeuroOne Medical Technologies Corporation (OTCQB: NMTC; NeuroOne), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announces today the appointment of Ronald McClurg, an experienced senior financial industry executive, as Chief Financial Officer of NeuroOne Medical Technologies Corporation. Mr. McClurg has over 30 years of financial leadership experience with both public and privately held companies. He has held the role of CFO for a number of public companies including Orthomet, Inc., Video Sentry Corporation, and Insignia Systems, Inc. He also held the role of CFO at Incisive Surgical, a privately held medical device company. He began his career in public accounting with Ernst and Young, where he earned his CPA certificate.

Dave Rosa, President and CEO, of NeuroOne, says, “Over the past quarter the Company has made great progress in achieving key milestones and building our infrastructure. With our future goal to uplist to a major national securities exchange, it became critical to add a seasoned senior financial executive such as Ron. His broad experience with both public and private companies as well as his familiarity with medical device companies make him an ideal fit for the role of CFO at NeuroOne. We are very fortunate to have him as part of the NeuroOne family and look forward to working with him.”

Mr. McClurg states, “I’m excited to join the NeuroOne team because I believe in the Company’s growth strategy to improve outcomes for patients suffering from neurological disorders and enhance shareholder value. I feel that my skills and experience will complement those of the rest of the NeuroOne leadership team.”

NeuroOne received FDA clearance for its Evo cortical electrode technology in November 2019. It plans to submit a second 510(k) application for its sEEG electrode technology in the first half of 2021 to bolster its product portfolio for use in recording, monitoring and stimulating brain tissue for up to 30 days. In addition, the Company continues developing therapeutic electrodes for use in Parkinson’s Disease, epilepsy and back pain due to failed back surgery.

In partnership with Mayo Clinic, Wisconsin Alumni Research Foundation (WARF) and other prominent academic medical centers, the Company began developing its cortical electrode technology in 2015. The Company initially focused its efforts on the epilepsy and intraoperative tumor monitoring markets. NeuroOne intends to continue to develop the technology for use in therapeutic applications for Parkinson’s disease, epilepsy and pain management due to failed back surgery procedures.

In July 2020, NeuroOne executed a distribution and development agreement with Zimmer Biomet that provides exclusive rights to distribute NeuroOne’s current Evo cortical electrodes and its sEEG electrode product line once it has received FDA clearance.

About NeuroOne
NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward-looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements may include statements regarding the timing and extent of product launch and commercialization of the technology, business strategy, market size, potential growth opportunities, plans for product applications and product development, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the Company may not be able to successfully uplist to a national securities exchange; risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials, our ability to raise additional funds, uncertainties inherent in the development process of our technology, changes in regulatory requirements or decisions of regulatory authorities, the size and growth potential of the markets for our technology, clinical trial patient enrollment, the results of clinical trials, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations Contact:

Kelly Novak

Perspective Communications
kellyn@n1mtc.com

“Caution: Federal law restricts this device to sale by or on the order of a physician”

SOURCE: NeuroOne Medical Technologies Corporation